                                                                       EXHIBIT 5

                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                               NEW YORK, NY 10022

                                          August 18, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been requested by Acclaim Entertainment, Inc. (the 'Company'), a Delaware corporation, to furnish our opinion in connection with the Company's Registration Statement (the 'Registration Statement') on Form S-1 (Registration Number 333-23471) covering an aggregate of 2,895,175 shares (the 'Shares') of common stock, par value $0.02 per share, of the Company to be offered and sold by the selling stockholders named therein.

In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of rendering this opinion. Based upon such examination, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption 'Legal Matters' in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          ROSENMAN & COLIN LLP


                                          By /s/________________________________

                                                         A Partner